                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 18, 2007
                                                           ------------

                               THE LGL GROUP, INC.
---------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in Charter)

          Indiana                     1-106                   38-1799862
---------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)

    140 Greenwich Avenue, 4th Floor, Greenwich, CT               06830
---------------------------------------------------------------------------------
       (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (203) 622-1150
                                                           --------------

---------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

      Check the  appropriate  box below if the Form 8-K  filing is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

 |_|  Written  communications  pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

 |_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

 |_|  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
      Exchange Act (17 CFR 240.14d-2(b))

 |_|  Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under  the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

      On May 21, 2007,  Lynch Systems,  Inc. ("Lynch  Systems"),  a wholly owned subsidiary of The LGL Group,  Inc. (the "Company"),  announced that it signed an asset  purchase  agreement with Olivotto Glass  Technologies,  S.P.A.,  a Milan,
Italy based manufacturer of glassware machinery  ("Olivotto").  The transaction, valued at approximately $3 million, includes all assets of Lynch Systems, except for its plant and offices, which will be leased to Olivotto for six months. When the  lease  expires,  Lynch  Systems  will  sell  its  Bainbridge,  GA  property separately. The transaction is expected to close in early June 2007. The text of a press  release  issued by the  Company is  furnished  as  EXHIBIT  99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

      Exhibit No.   Exhibits
      -----------   --------

      99.1          Press release of The LGL Group, Inc. dated May 21, 2007.

                                    SIGNATURE

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the
Registrant  has duly caused this Current  Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2007

                                    THE LGL GROUP, INC.

                                    By: /s/ Jeremiah Healy
                                        --------------------------------------
                                        Name: Jeremiah Healy
                                        Title: Chief Executive Officer